As filed with the Securities and Exchange Commission on November 22, 1996
                                               Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               TRIAD GUARANTY INC.
             (Exact name of registrant as specified in its charter)

                     Delaware                        56-1838519
          State or other jurisdiction of          (I.R.S. Employer
          incorporation or organization)         Identification No.)

                       101 South Stratford Road, Suite 500
                       Winston-Salem, North Carolina 27104
                    (Address of Principal Executive Offices)

                       1993 LONG-TERM STOCK INCENTIVE PLAN
                            (Full title of the plan)


                               David W. Whitehurst
                               Triad Guaranty Inc.
                               517 Deering Street
                         Birmingham, Alabama 35210-2941
                     (Name and address of agent for service)

                                 (205) 951-4433
          (Telephone number, including area code, of agent for service)
                                   ----------

                                    copy to:
                              John S. Chapman, Esq.
                              Lord, Bissell & Brook
                            115 South LaSalle Street
                             Chicago, Illinois 60603

                         CALCULATION OF REGISTRATION FEE



Title of       Amount          Proposed        Proposed         Amount
Securities     to be           Maximum         Maximum          of
to be          Registered      Offering        Aggregate        Registration
Registered     (1)             Price Per       Offering         Fee
                               Share (2)       Price (2)




Common         450,000         $30.125       $13,556,250.00     $4107.95
Stock, par     shares
value $0.01
per share




         (1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

         (2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(h), on the basis of the average of the high and low prices of the Common Stock reported by the National Association of Securities Dealers Automated Quotation National Market System on November 19, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The registration statement on Form S-8 (registration no. 33-75668) of Triad Guaranty Inc. (the "Company" or "Registrant") filed with the Securities and Exchange Commission on February 24, 1994 is incorporated herein by reference.

Item 8.  EXHIBITS

5          Opinion of Lord, Bissell & Brook as to the legality of the securities offered by the registration statement
23(a)      Consent of Ernst & Young
23(b)      Consent of Lord, Bissell & Brook (included in exhibit 5)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 21st day of November, 1996.


                               TRIAD GUARANTY INC.

                                   By:    /s/ Darryl W. Thompson
                                          -----------------------
                                          Darryl W. Thompson
                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 21st day of November, 1996.

         Signature                                    Title
         ---------                                    -----


 /s/ William T. Ratliff, III                  Chairman of the Board
 ---------------------------
   William T. Ratliff, III


 /s/ Darryl W. Thompson                       President, Chief Executive
 ---------------------------                  Officer and Director
   Darryl W. Thompson


 /s/ David W. Whitehurst                      Executive Vice President,
 ---------------------------                  Chief Financial Officer, Principal
   David W. Whitehurst                        Accounting Officer, Treasurer and
                                              Director


 /s/ Robert T. David                          Director
 ---------------------------
   Robert T. David


 /s/ Raymond H. Elliott                       Director
 ---------------------------
   Raymond H. Elliott

                                INDEX TO EXHIBITS


    Exhibit No.                    Description                             Page
    -----------                    -----------                             ----

         5       Opinion of Lord, Bissell & Brook as to the legality of
                   the securities offered by the registration statement     6
        23(a)    Consent of Ernst & Young                                   7
        23(b)    Consent of Lord, Bissell & Brook (included in exhibit
                   5)                                                       6